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                                                                   EXHIBIT 10.3

                            CENTERPOINT ENERGY, INC.
                            LONG-TERM INCENTIVE PLAN

                             PERFORMANCE SHARE AWARD
                          20XX - 20XX PERFORMANCE CYCLE

            Pursuant to this Award Agreement, CENTERPOINT ENERGY, INC. (the "Company") hereby grants to [NAME] (the "Participant"), an employee of the Company, [NUMBER] performance shares of Common Stock (the "Target Performance Shares"), such number of shares being subject to adjustment as provided in
Section 14 of the Long-Term Incentive Plan of CenterPoint Energy, Inc. (the "Plan"), conditioned upon the Company's achievement of the Performance Objectives over the course of the 20XX - 20XX Performance Cycle pursuant to the Plan, and subject to the following terms and conditions:

            1. RELATIONSHIP TO THE PLAN; DEFINITIONS.

            This grant of Performance Shares is subject to all of the terms, conditions and provisions of the Plan and administrative interpretations thereunder, if any, which have been adopted by the Committee and are in effect on the date hereof. Except as defined herein, capitalized terms shall have the same meanings ascribed to them under the Plan. To the extent that any provision of this Award Agreement conflicts with the express terms of the Plan, it is hereby acknowledged and agreed that the terms of the Plan shall control and, if necessary, the applicable provisions of this Award Agreement shall be hereby deemed amended so as to carry out the purpose and intent of the Plan. References to the Participant herein also include the heirs or other legal representatives of the Participant. For purposes of this Award Agreement:

            "20XX - 20XX PERFORMANCE CYCLE" means the period from January 1, 20XX to December 31, 20XX.

            "ACHIEVEMENT PERCENTAGE" means the percentage of achievement determined by the Committee in accordance with Section 3 that reflects the extent to which the Company achieved the Performance Objectives during the performance cycle applicable to this Award Agreement.

            "DISABILITY" means a physical or mental impairment of sufficient severity such that the Participant is both eligible for and in receipt of benefits under the long-term disability provisions of the Company's benefit plans.

            "EMPLOYMENT" means employment with the Company or any of its Subsidiaries.

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            "PERFORMANCE OBJECTIVES" means the standards established by the
      Committee to determine whether and to what extent the Participant's right to Performance Shares shall vest, which are attached hereto and made a part hereof for all purposes.

            "PERFORMANCE SHARES" means the shares of Common Stock potentially deliverable to Participant pursuant to this Award Agreement.

            "RETIREMENT" means termination of Employment on or after attainment of age 55 and with at least five years of service with the Company.

            "TARGET PERFORMANCE SHARES" means the actual number of Performance Shares initially granted to the Participant pursuant to this Award Agreement, with such number of Performance Shares to be awarded to the Participant at the close of the 20XX - 20XX Performance Cycle if the Company attains an Achievement Percentage of 100%.

            "VESTED PERFORMANCE SHARES" means the shares of Common Stock awarded to Participant following Participant's satisfaction of the vesting provisions of Section 4 and, if applicable, the determination by the Committee of the extent to which the Company has achieved the Performance Objectives for the 20XX - 20XX Performance Cycle pursuant to Section 3.

            2. ESTABLISHMENT OF RESTRICTED SHARE ACCOUNT. The grant of Target Performance Shares pursuant to this Award Agreement shall be implemented by a credit to a bookkeeping account maintained by the Company evidencing the accrual in favor of the Participant of the unfunded and unsecured right to receive shares of Common Stock of the Company, which right shall be subject to the terms, conditions and restrictions set forth in the Plan and to the further terms, conditions and restrictions set forth in this Award Agreement.

            3. AWARD OPPORTUNITY. The Performance Objectives established for the 20XX - 20XX Performance Cycle are attached hereto and made a part hereof for all purposes. Except as otherwise provided in Sections 4 and 5, the number of Performance Shares awarded to Participant shall be the product of the number of Target Performance Shares and a percentage (the "Achievement Percentage") that is based upon the Committee's determination of whether and to what extent the Company achieves the Performance Objectives during the 20XX - 20XX Performance Cycle.

            As soon as practicable after the close of the 20XX - 20XX Performance Cycle, the Committee shall determine the extent to which the Company has achieved the Performance Objectives. If the Company has performed at or above the threshold level of achievement, the Achievement Percentage shall be between

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50% and 150%, with a target level of achievement resulting in an Achievement
Percentage of 100%. If the Company has performed below the threshold level of achievement, the Achievement Percentage shall be 0%. In no event shall the Achievement Percentage exceed 150%. Upon completing its determination of the level at which the Performance Objectives have been achieved, the Committee shall notify the Participant of the number of Vested Performance Shares that will be issued to the Participant pursuant to Section 6.

            4. VESTING OF PERFORMANCE SHARES.

            (a) Unless earlier forfeited or vested in accordance with paragraph
      (b) or Section 5, Participant's right to receive Performance Shares shall vest upon Participant's receipt of written notice from the Committee, as required by Section 3, of the level at which the Performance Objectives established for the 20XX - 20XX Performance Cycle have been achieved. Such notice shall be given by the Committee as soon as practical after the close of the 20XX - 20XX Performance Cycle in accordance with the terms of the Plan and this Award Agreement.

            (b) If Participant's Employment is terminated prior to the close of the 20XX - 20XX Performance Cycle:

                  (i) by the Company or any of its Subsidiaries for any reason or due to voluntary resignation by the Participant, Participant's right to receive Performance Shares shall be forfeited in its entirety as of such termination.

                  (ii) due to death, Disability, or Retirement, Participant's right to receive the Target Performance Shares shall vest at the time of such termination in the same proportion as the number of days elapsed in the 20XX - 20XX Performance Cycle as of the date of such termination of Employment bears to the total number of days in the 20XX - 20XX Performance Cycle and shall be delivered to Participant as soon as possible following such termination. Participant's right to receive additional Performance Shares shall be forfeited at such time.

            5. CASH PAYMENT UPON A CHANGE OF CONTROL. Notwithstanding anything herein to the contrary, upon or immediately prior to the occurrence of any Change of Control of the Company prior to the end of the 20XX - 20XX Performance Cycle, Participant's right to receive Performance Shares, unless previously forfeited pursuant to Section 4, shall be settled by a cash payment to Participant equal to the product of (i) the Fair Market value per share of Common Stock on the date immediately preceding the date on which the Change of Control occurs and (ii) 150% of the number of Target Performance Shares. Such cash payment shall satisfy the rights of Participant and the obligations of the Company under this Award Agreement in full.

            6. PAYMENT OF AWARD.

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            (a) If Participant's right to receive Performance Shares has vested pursuant to Section 4, a number of shares of Common Stock equal to the number of Vested Performance Shares shall be registered in the name of the Participant and certificates representing such Common Stock shall be delivered to the Participant as soon as practical after the date upon which the Participant's right to such shares vested according to the provisions of Section 4. The Company shall have the right to withhold applicable taxes from any such payment of Vested Performance Shares or from other compensation payable to the Participant at the time of such vesting and delivery pursuant to Section 11 of the Plan.

            (b) Upon delivery of the Vested Performance Shares pursuant to paragraph (a), above, Participant shall also be entitled to receive a cash payment equal to the sum of all dividends, if any, announced or paid on the Vested Performance Shares after the commencement of the 20XX - 20XX Performance Cycle but prior to the date the Vested Performance Shares are delivered to the Participant.

            7. NOTICES. For purposes of this Award Agreement, notices to the Company shall be deemed to have been duly given upon receipt of written notice by the corporate secretary of the Company at 1111 Louisiana, Houston, Texas 77002, or to such other address as the Company may furnish to the Participant.

            Notices to the Participant shall be deemed effectively delivered or given upon personal, electronic, or postal delivery of written notice to the Participant, the place of Employment of the Participant, the address on record for the Participant at the human resources department of the Company, or such other address as the Participant hereafter designates by written notice to the Company.

            8. SHAREHOLDER RIGHTS. The Participant shall have no rights of a shareholder with respect to the Performance Shares, unless and until the Participant is registered as the holder of shares of Common Stock representing the Vested Performance Shares on the records of the Company as provided in
Section 6.

            9. SUCCESSORS AND ASSIGNS. This Award Agreement shall bind and inure to the benefit of and be enforceable by the Participant, the Company and their respective permitted successors and assigns except as expressly prohibited herein and in the Plan. Notwithstanding anything herein or in the Plan to the contrary, the Performance Shares are transferable by the Participant to Immediate Family Members, Immediate Family Members Trusts, and Immediate Family Member Partnerships pursuant to Section 13 of the Plan.

            10. NO EMPLOYMENT GUARANTEED. Nothing in this Award Agreement shall give the Participant any rights to (or impose any obligations for) continued Employment by the Company or any Subsidiary thereof or successor thereto, nor shall it give such entities any rights (or impose any obligations) with respect to continued performance of duties by the Participant.

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            11. MODIFICATION OF AGREEMENT. Any modification of this Award
Agreement shall be binding only if evidenced in writing and signed by an authorized representative of the Company.

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